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                                                                     Exhibit 5.1

                    [LETTERHEAD OF MILES & STOCKBRIDGE P.C.]



                                               August 8, 2003

Urstadt Biddle Properties Inc.
321 Railroad Avenue
Greenwich, Connecticut  06830

Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

     We have acted as special Maryland counsel to Urstadt Biddle Properties Inc., a Maryland corporation (the "Company"), in connection with the issuance and sale by the Company of 400,000 shares (the "Shares") of its 8.5% Series C Senior Cumulative Preferred Stock, $.01 par value per share. We give this opinion in connection with the Company's filing of a Registration Statement on Form S-3 with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the sale of the Shares by the selling stockholders named therein. We have examined such documents, corporate records and laws as we have deemed necessary for the purposes of giving the opinion set forth herein. We have relied as to certain factual matters on information obtained from public officials and officers of the Company. Based on that examination and subject to the assumptions and qualifications set forth herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

     We express no opinion with respect to the laws of any jurisdiction other than the State of Maryland. Our opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

     We hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which is part of the Registration Statement and to the filing of this letter with the Registration Statement as an exhibit thereto. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             Miles & Stockbridge P.C.



                                             By:  /s/ J.W. Thompson Webb
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                                                  Principal